Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term Massachusetts Municipal Fund Class A shares with the Lehman Brothers 10-Year Municipal Bond Index and the Lehman Brothers 7-Year Municipal Bond Index

EXHIBIT A:

              Dreyfus
              Premier
              Limited
                Term          Lehman        Lehman
           Massachusetts     Brothers      Brothers
             Municipal       10-Year        7-Year
                Fund        Municipal     Municipal
  PERIOD      (Class A         Bond          Bond
              shares)         Index*        Index*

 6/30/91       9,698         10,000        10,000
 6/30/92      10,882         11,132        11,093
 6/30/93      11,999         12,532        12,284
 6/30/94      12,166         12,656        12,440
 6/30/95      12,968         13,768        13,464
 6/30/96      13,645         14,647        14,209
 6/30/97      14,512         15,869        15,208
 6/30/98      15,442         17,215        16,324
 6/30/99      15,690         17,609        16,801
 6/30/00      16,193         18,396        17,471
 6/30/01      17,590         20,142        19,073

*Source: Lehman Brothers


================================================================================


Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term Municipal Fund Class A shares with the Lehman Brothers 10-Year Municipal Bond Index and the Lehman Brothers 7-Year Municipal Bond Index

EXHIBIT A:

             Dreyfus
             Premier
             Limited        Lehman        Lehman
               Term        Brothers      Brothers
            Municipal      10-Year        7-Year
               Fund       Municipal     Municipal
  PERIOD     (Class A        Bond          Bond
             shares)        Index*        Index*

 6/30/91      9,698        10,000        10,000
 6/30/92     10,856        11,132        11,093
 6/30/93     12,045        12,532        12,284
 6/30/94     12,161        12,656        12,440
 6/30/95     12,936        13,768        13,464
 6/30/96     13,615        14,647        14,209
 6/30/97     14,557        15,869        15,208
 6/30/98     15,506        17,215        16,324
 6/30/99     15,781        17,609        16,801
 6/30/00     16,361        18,396        17,471
 6/30/01     17,722        20,142        19,073

*Source: Lehman Brothers